EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

August 6, 2008

Einstein Noah Restaurant Group Reports Growth in Revenue, Comparable Store Sales and Net Income

Selected Highlights for the Quarter:

•	Revenue growth of 4.3 percent.
•	15th consecutive quarter of comparable store sales growth.
•	26.6 percent growth in Income from Operations.
•	Net income of $6.9 million and diluted EPS of $0.42.
•	Generated $11.4 million of cash flow from operations.
•	Unrestricted cash balance increased $4.5 million to $18.4 million.
•	Opened three new company-owned locations and eight new licensed locations.
•	Signed three new development agreements for a total of nine potential franchise restaurants.

LAKEWOOD, Colo. – Einstein Noah Restaurant Group (NASDAQ: BAGL) today posted strong results for the second quarter ended July 1, 2008. The Company posted a 26.6 percent increase in Income from Operations compared with the second quarter of 2007.

The net income of $6.9 million, which was significantly stronger than the net loss of $250,000 in the same period a year ago, accelerated due to operational efficiencies, a significant reduction in interest expense and the second quarter 2007 write off of debt issuance costs.

Also factoring into the profitable quarter was the Company’s 15th consecutive quarter of positive comparable store sales growth, at 1 percent. Comparable store sales in the quarter were adversely affected by a reduction in the hours of operation at certain restaurants of approximately 0.6 percent. Additionally, many of our restaurants are located in California, Nevada, Arizona and Florida, states which are experiencing the lion’s share of the housing downturn. These markets reduced the Company’s comparable store sales by an additional 1 percent in the quarter.

“In light of the challenging economic environment, we aggressively pursued operational improvement in our restaurants, helping us increase profits during the quarter,” said Rick Dutkiewicz, chief financial officer of Einstein Noah. “While our decision to reduce hours affected comparable store sales, the store-level margin improvement outweighed the impact of lower sales. Essentially, we carefully analyzed our restaurants to optimize their store hours based on profitability after 3 p.m. On a prospective basis, we have optimized store hours further and believe this will additionally reduce comparable store sales by approximately 0.6 percent. Our focus has been and will continue to be aimed at controlling the economics inside the four walls of the restaurant. In addition, we have reduced our general and administrative expenses where possible to ensure strong income from operations.”

Comparable store sales growth continued to be stronger for our upgraded restaurants, which posted a 3 percent increase. Some of those restaurants are in states affected by the housing downturn.

Manufacturing and commissary operations also improved their margin performance by increasing gross profit 37.7 percent to $416,000 in the second quarter from $302,000 in the same period a year ago. Revenues for the channel also increased 34.5 percent to $7.6 million from $5.7 million.

The Company also benefited from a reduction in general and administrative expenses of 12.1 percent from $10.9 million in the same quarter in 2007 to $9.5 million this quarter, in part due to additional costs relating to the refinancing and charges for stock-based compensation in 2007.

In addition to the margin growth, the Company increased its number of locations. During the second quarter of 2007, eight license locations opened for business, and three company-owned restaurants opened. Included in the license expansion effort was the signing of a strategic license development agreement with Aramark to open restaurants in locations where it provides dining solutions.

The openings were coupled with the signing of two Einstein Bros. Bagels development agreements, as the Company opened its franchise opportunities to more regions of the country. Both agreements call for restaurants to open in Texas. In addition, the Company entered into a development agreement to franchise a new Manhattan Bagel location in Charlotte, N.C.

“Einstein Noah continues to drive toward growth as it aggressively pursues margin improvement in its company-owned locations,” said Paul Murphy, chief executive officer and president of Einstein Noah. “Despite the current economic challenges, we are committed to strengthening the brand on all three fronts – franchising, licensing and company-owned locations. The margin improvement we experienced in the second quarter demonstrates the effectiveness of our strategy. As we begin to set the stage for 2009, we have taken a modest position on locking in some of our commodities costs for next year. We have an agreement in process to secure our turkey supply into the fourth quarter of 2009 at about the same 2008 cost. And we have locked in 50 percent of our cheese costs for 2008 below the cost of cheese in 2008.”

CONFERENCE CALL

The Company will conduct a conference call and Webcast today at 3 p.m. Mountain Time (5 p.m. Eastern Time).

The call-in numbers for the conference call are 1-800-762-8908 for domestic toll free and 1-480-248-5085 for international. No conference ID is necessary to join the call. A telephone replay will be available through September 6, 2008, and may be accessed by calling 1-800-406-7325 for domestic toll free or 1-303-590-3030 for international. The conference access code is 3902939.

To access a live Webcast of the call, please visit Einstein Noah’s Web site at www.einsteinnoah.com. A replay of the Webcast will be available on the Web site for at least four weeks.

About Einstein Noah Restaurant Group

Einstein Noah Restaurant Group is a leading company in the quick casual restaurant industry that operates locations primarily under the Einstein Bros.® Bagels and Noah’s New York Bagels® brands and primarily franchises locations under the Manhattan Bagel® brand. The company’s retail system consists of more than 600 restaurants, including more than 100 license locations, in 35 states plus the District of Columbia. It also operates a dough production facility. The company’s stock is traded under the symbol BAGL. Visit www.einsteinnoah.com for additional information.

Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The words “forecast,” “estimate,” “project,” “plan to,” “is designed to,” “expectations,” “prospects,” “intend,” “indications,” “expect,”

“should,” “would,” “believe,” “target”, “trend”, “contemplate,” “set the foundation for” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements.  These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements.  These factors include but are not limited to (i) the results for period over period revenue, gross profit, operating income, net income, depreciation and amortization, comparable store sales and margin performance are not necessarily indicative of future results and are subject to shifting consumer preferences, economic conditions, weather, and competition, among other factors; (ii) the results for the 2008 second quarter are not necessarily indicative of future results, which are subject to a variety of factors, including consumer preferences and the economy and increasing utility and other costs, and other seasonal effects; (iii) the ability to develop and open new company-owned, licensed and franchised restaurants and continue our development program for company-owned restaurants and opportunities for franchised and licensed locations are  dependent upon the availability of capital, the availability of desirable locations, reaching favorable lease terms, as well as the availability of contractors and materials, and ability to obtain necessary permits and licenses; (iv) our ability to grow is dependent on many factors including our ability to attract and train personnel, the availability of products, our ability to develop new menu items and to produce those items in the restaurants, and the availability of capital and consumer acceptance; (v) our ability to improve our margins,   to manage costs and to control the economics inside the four walls of the restaurant is subject to a variety of factors mentioned herein including the cost of labor and raw materials and the results of our field organization; (vi) our ability to strengthen the brand through franchising, licensing and company-owned locations is subject to a variety of  factors in this paragraph and the ability to execute our strategy and deliver exceptional food and service, the ability to continue expanding operations and improving the Company’s revenue and profitability, and other performance factors.  These and other risks are more fully discussed in the Company’s SEC filings.

Contacts:

Peter Jakel

Communications Manager

303-568-8113

pjakel@einsteinnoah.com

Rick Dutkiewicz

Chief Financial Officer

303-568-8004

rdutkiewicz@einsteinnoah.com

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

(unaudited)

	13 weeks ended		Increase/	13 weeks ended
	(dollars in thousands)		(Decrease)	(percent of total revenue)
	July 3,	July 1,	2008	July 3,	July 1,
	2007	2008	vs. 2007	2007	2008
Revenues:
Company-owned restaurant sales	$94,141	$96,321	2.3%	93.2%	91.4%
Manufacturing and commissary revenues	5,682	7,640	34.5%	5.6%	7.2%
Franchise and license related revenues	1,232	1,453	17.9%	1.2%	1.4%
Total revenues	101,055	105,414	4.3%	100.0%	100.0%

Cost of sales:
Company-owned restaurant costs
Cost of goods sold	27,876	28,933	3.8%	27.6%	27.4%
Labor costs	28,566	28,201	(1.3)%	28.3%	26.8%
Other operating costs	8,728	9,300	6.6%	8.6%	8.8%
Rent and related, and marketing costs	10,087	10,214	1.3%	10.0%	9.7%
Total company-owned restaurant costs	75,257	76,648	1.8%	74.5%	72.7%

Manufacturing and commissary costs	5,380	7,224	34.3%	5.3%	6.9%
Total cost of sales	80,637	83,872	4.0%	79.8%	79.6%

Gross profit:
Company-owned restaurant	18,884	19,673	4.2%	18.7%	18.7%
Manufacturing and commissary	302	416	37.7%	0.3%	0.4%
Franchise and license	1,232	1,453	17.9%	1.2%	1.4%
Total gross profit	20,418	21,542	5.5%	20.2%	20.5%

Gross profit percentages:
Company-owned restaurant	20.1%	20.4%	1.5%	*	*
Manufacturing and commissary	5.3%	5.4%	1.9%	*	*
Franchise and license	100.0%	100.0%	0.0%	*	*

Operating expenses:
General and administrative expenses	10,855	9,540	(12.1)%	10.7%	9.1%
Depreciation and amortization	2,623	3,345	27.5%	2.6%	3.2%
Loss on sale, disposal or abandonment of assets, net	31	63	103.2%	0.0%	0.1%
Impairment charges and other related costs	166	54	(67.5)%	0.2%	0.1%
Income from operations	6,743	8,540	26.6%	6.7%	8.1%
Other expense:
Interest expense, net	4,144	1,328	(68.0)%	4.1%	1.3%
Write-off of debt discount upon redemption of senior notes	528	—	(100.0)%	0.5%	0.0%
Prepayment penalty upon redemption of senior notes	240	—	(100.0)%	0.2%	0.0%
Write off of debt issuance costs upon redemption of senior notes	2,071	—	(100.0)%	2.0%	0.0%
Income (loss) before income taxes	(240)	7,212	**	(0.2)%	6.8%
Provision for income taxes	10	298	2880.0%	0.0%	0.3%
Net income (loss)	$(250)	$6,914	**	(0.2)%	6.6%

Net income per common share – Basic	$(0.02)	$0.43	*	*	*
Net income per common share – Diluted	$(0.02)	$0.42	*	*	*

Weighted average number of common shares outstanding:
Basic	11,775,597	15,925,876	35.2%	*	*
Diluted	11,775,597	16,398,822	39.3%	*	*

*	not applicable
**	not meaningful

	26 weeks ended		Increase/	26 weeks ended
	(dollars in thousands)		(Decrease)	(percent of total revenue)
	July 3,	July 1,	2008	July 3,	July 1,
	2007	2008	vs. 2007	2007	2008
Revenues:
Company-owned restaurant sales	$183,256	$189,931	3.6%	92.9%	91.0%
Manufacturing and commissary revenues	11,500	15,728	36.8%	5.8%	7.6%
Franchise and license related revenues	2,554	3,019	18.2%	1.3%	1.4%
Total revenues	197,310	208,678	5.8%	100.0%	100.0%

Cost of sales:
Company-owned restaurant costs
Cost of goods sold	54,149	56,918	5.1%	27.4%	27.3%
Labor costs	55,173	57,151	3.6%	28.0%	27.4%
Other operating costs	17,499	18,178	3.9%	8.9%	8.7%
Rent and related, and marketing costs	19,768	20,226	2.3%	10.0%	9.7%
Total company-owned restaurant costs	146,589	152,473	4.0%	74.3%	73.1%

Manufacturing and commissary costs	10,802	15,084	39.6%	5.5%	7.2%
Total cost of sales	157,391	167,557	6.5%	79.8%	80.3%

Gross profit:
Company-owned restaurant	36,667	37,458	2.2%	18.6%	18.0%
Manufacturing and commissary	698	644	(7.7)%	0.4%	0.3%
Franchise and license	2,554	3,019	18.2%	1.3%	1.4%
Total gross profit	39,919	41,121	3.0%	20.2%	19.7%

Gross profit percentages:
Company-owned restaurant	20.0%	19.7%	(1.5)%	*	*
Manufacturing and commissary	6.1%	4.1%	(32.8)%	*	*
Franchise and license	100.0%	100.0%	0.0%	*	*

Operating expenses:
General and administrative expenses	21,587	20,283	(6.0)%	10.9%	9.7%
Depreciation and amortization	5,042	6,549	29.9%	2.6%	3.1%
Loss on sale, disposal or abandonment of assets, net	405	132	(67.4)%	0.2%	0.1%
Impairment charges and other related costs	185	54	(70.8)%	0.1%	0.0%
Income from operations	12,700	14,103	11.0%	6.4%	6.8%
Other expense:
Interest expense, net	8,933	2,907	(67.5)%	4.5%	1.4%
Write-off of debt discount upon redemption of senior notes	528	—	(100.0)%	0.3%	0.0%
Prepayment penalty upon redemption of senior notes	240	—	(100.0)%	0.1%	0.0%
Write-off of debt issuance costs upon redemption of senior notes	2,071	—	(100.0)%	1.0%	0.0%
Income (loss) before income taxes	928	11,196	1106.5%	0.5%	5.4%
Provision for income taxes	47	440	836.2%	0.0%	0.0%
Net income	$881	$10,756	1120.9%	0.4%	5.2%

Net income per common share – Basic	$0.08	$0.68	750.0%	*	*
Net income per common share – Diluted	$0.07	$0.65	828.6%	*	*

Weighted average number of common shares outstanding:
Basic	11,190,612	15,908,377	42.2%	*	*
Diluted	11,874,874	16,431,921	38.4%	*	*

* not applicable

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	26 weeks ended
	July 3,	July 1,
	2007	2008
OPERATING ACTIVITIES:
Net income	$881	$10,756
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,042	6,549
Stock based compensation expense	1,250	810
Loss, net of gains, on disposal of assets	405	132
Impairment charges and other related costs	185	54
Provision for losses on accounts receivable	25	81
Amortization of debt issuance and debt discount costs	392	241
Write-off of debt issuance costs	2,071	—
Write-off of debt discount	528	—
Paid-in-kind interest	904	—
Changes in operating assets and liabilities:
Restricted cash	694	327
Franchise and other receivables	358	1,228
Accounts payable and accrued expenses	(1,225)	2,027
Other assets and liabilities	(3,194)	522

Net cash provided by operating activities	8,316	22,727

INVESTING ACTIVITIES:
Purchase of property and equipment	(12,404)	(12,475)
Proceeds from the sale of equipment	1,164	4
Acquisition of restaurant assets	—	(7)

Net cash used in investing activities	(11,240)	(12,478)

FINANCING ACTIVITIES:
Proceeds from secondary common stock offering	90,000	—
Costs incurred with offering of our common stock	(6,417)	—
Payments under capital lease obligations	(39)	(39)
Borrowings under First Lien Term Loan	11,900	—
Repayments under First Lien Term Loan	(475)	(1,450)
Repayments under Second Lien Term Loan	(65,000)	—
Repayments under Subordinated Note	(25,000)	—
Debt issuance costs	(842)	—
Proceeds upon stock option exercises	430	220

Net cash provided by (used in) financing activities	4,557	(1,269)

Net increase in cash and cash equivalents	1,633	8,980
Cash and cash equivalents, beginning of period	5,477	9,436
Cash and cash equivalents, end of period	$7,110	$18,416

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

(Unaudited)

	January 1,	July 1,
	2008	2008
ASSETS
Current assets:
Cash and cash equivalents	$9,436	$18,416
Restricted cash	1,203	876
Franchise and other receivables, net of allowance of $606 and $278, respectively	7,807	6,498
Inventories	5,313	4,917
Prepaid expenses and other current assets	5,281	5,036
Total current assets	29,040	35,743

Property, plant and equipment, net	47,714	52,532
Trademarks and other intangibles, net	63,831	63,831
Goodwill	4,981	4,981
Debt issuance costs and other assets, net	2,996	2,881

Total assets	$148,562	$159,968

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,072	$5,472
Accrued expenses and other current liabilities	19,279	19,795
Short term debt and current portion of long-term debt	955	1,180
Current portion of obligations under capital leases	80	79
Mandatorily redeemable, Series Z Preferred Stock, $.001 par value, $1,000 per share liquidation value; 57,000 shares authorized; 57,000 shares issued and outstanding	—	57,000

Total current liabilities	25,386	83,526

Senior notes and other long-term debt	88,875	87,200
Long-term obligations under capital leases	67	29
Other liabilities	10,841	11,034
Mandatorily redeemable, Series Z Preferred Stock, $.001 par value, $1,000 per share liquidation value; 57,000 shares authorized; 57,000 shares issued and outstanding	57,000	—

Total liabilities	182,169	181,789

Commitments and contingencies

Stockholders’ deficit:
Series A junior participating preferred stock, 700,000 shares authorized; no shares issued and outstanding
Common stock, $.001 par value; 25,000,000 shares authorized; 15,878,811 and 15,932,856 shares issued and outstanding	16	16
Additional paid-in capital	262,830	263,860
Accumulated deficit	(296,453)	(285,697)
Total stockholders’ deficit	(33,607)	(21,821)

Total liabilities and stockholders’ deficit	$148,562	$159,968